Exhibit 10.3

Amendment of Manpower Inc. 2003 Equity Incentive Plan

The Manpower Inc. 2003 Equity Incentive Plan (the “Plan”) is amended as follows:

1.	A new paragraph 19 is added to the Plan as follows:

“19.	Notwithstanding any other provision of this Plan, for any grant of Performance Share Units, Restricted Stock, Restricted Stock Units, or other full-value award under the Plan:

(a)	that is earned based on performance, the minimum performance period will be one year; or

(b)
that is earned based on tenure (and is not covered under subparagraph (a)), the minimum restricted period will be three years, provided that such minimum three-year restriction will not apply to grants representing up to 125,000 shares made after December 31, 2009.”

2.           Paragraph 5(a) of the Plan is amended to add the following at the end of the sentence:

“provided, however, that discretionary awards to Directors under the Plan will be administered by the Board of Directors but without the participation of any members who at the time are not independent under the rules of the New York Stock Exchange.”